EXHIBIT 5.1

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March 19, 2007		SAN DIEGO
SAN FRANCISCO
BALTIMORE
Orthovita, Inc.		BOSTON
77 Great Valley Parkway		WASHINGTON, DC
Malvern, Pennsylvania 19355		LAS VEGAS
ATLANTA
MIAMI
PITTSBURGH
RE: Orthovita, Inc. – Registration Statement on Form S-3		NEWARK
WILMINGTON
PRINCETON
LAKE TAHOE

Ladies and Gentlemen:

We have acted as counsel to Orthovita, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to $100,000,000 aggregate amount of any or all of the following securities (each a “Security,” and, collectively, the “Securities”): (i) shares of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock (“Common Stock Warrants”), (v) warrants to purchase Preferred Stock (“Preferred Stock Warrants”), (vi) warrants to purchase Debt Securities (“Debt Securities Warrants”), (vii) depositary shares of the Company (“Depositary Shares”), (viii) stock purchase units of the Company (“Stock Purchase Units”) and (ix) stock purchase contracts of the Company (“Stock Purchase Contracts”).

In connection with the opinions set forth in this letter, we have examined the Registration Statement, the proposed form of the indenture (the “Indenture”) with a trustee (the “Trustee”) relating to the Debt Securities, originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, and any amendments thereto, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of the opinion set forth in numbered paragraph 2 of this letter that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

DUANE MORRIS LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

Duane Morris

Orthovita, Inc.

March 19, 2007

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security offered pursuant to the Registration Statement will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) there will have been filed with the SEC describing any Securities offered pursuant to the Registration Statement a prospectus supplement or supplements (collectively, the “Prospectus Supplement”) to a prospectus relating to the Registration Statement (together with such Prospectus Supplement, the “Prospectus”), (iv) any Securities are sold at the price and in the manner contemplated by the applicable and duly authorized definitive purchase, underwriting or similar agreement and (v) all Securities will be issued in compliance with applicable federal and state securities laws.

Based upon the foregoing, we are of the opinion that:

1. When duly authorized by the Company, the shares of Common Stock and Preferred Stock, when issued and sold and delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

2. When the Debt Securities are executed by duly authorized officers of the Company, as provided in the Indenture, are duly authenticated by the Trustee and delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When duly authorized and executed by the Company, as issuer, the warrant agent and the other parties thereto of a warrant agreement (the “Warrant Agreement”) relating to the Common Stock Warrants, Preferred Stock Warrants or Debt Securities Warrants (collectively, the “Warrants”), or any combination thereof, as applicable, and any amendment or supplement thereto, and assuming (i) all legal authority of the warrant agent and such other parties to do so, (ii) that the relevant Warrant Agreement, as so amended or supplemented, is consistent with the description thereof contained in the Registration Statement and the applicable Prospectus and (iii) the legality and validity of the Common Stock, Preferred Stock or Debt Securities underlying such Warrants, as applicable, such Warrants will be duly and validly authorized and, when such Warrants are duly executed by the Company, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the applicable Prospectus and such Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Duane Morris

Orthovita, Inc.

March 19, 2007

4. When duly authorized and executed by the Company, as issuer, a depositary and any other parties thereto of a deposit agreement (the “Deposit Agreement”) relating to the Depositary Shares or Stock Purchase Units, as applicable, and any amendment or supplement thereto, assuming (i) all legal authority of the depositary and such other parties to do so, (ii) that the relevant Deposit Agreement, as so supplemented or amended, is consistent with the description thereof contained in the Registration Statement and the applicable Prospectus, such Depositary Shares or Stock Purchase Units, as applicable, will be duly and validly authorized and, when such Depositary Shares or Stock Purchase Units, as applicable, or certificates representing such Depositary Shares or Stock Purchase Units, as applicable, are duly executed by the Company, authenticated by the depositary under the Deposit Agreement, as applicable, and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the applicable Prospectus and such Deposit Agreement, such Depositary Shares or Stock Purchase Units, or certificates representing the same, as applicable, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When duly authorized and executed by the Company, the Stock Purchase Contracts, when sold and delivered at the price and in the manner contemplated by the Registration Statement and the applicable Prospectus, will be duly authorized, validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following limitations and qualifications:

The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Duane Morris LLP